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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 20, 2006, accompanying the consolidated financial statements and schedule and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Third Wave Technologies, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said reports in this Registration Statement of Third Wave Technologies, Inc. on Form S-8.

/s/ Grant Thornton LLP
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Grant Thornton LLP
Madison, Wisconsin

June 6, 2006